Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1 Amendment No. 1 (Registration No. 333-172455) of our report dated March 28, 2011 relating to the financial statements of Shiner International, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Goldman Kurland & Mohidin LLP
Encino, California
March 31, 2011